Exhibit 10.13


                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                  BY AND AMONG

                              GEM MANAGEMENT, LTD.,

                                       AND

                            SUCCESSWAY HOLDINGS LTD.

                               (THE "PURCHASERS")

                                       AND

                       ACCORD ADVANCED TECHNOLOGIES, INC.

                                 (THE "COMPANY")






                            DATED AS OF MAY___, 2001
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I. CERTAIN DEFINITIONS                                                 1
  Section I.1.    Certain Definitions                                          1

ARTICLE II. PURCHASE OF DEBENTURES                                             5
  Section II.1.   Execution of Documents; Delivery of and Exchange for
                  the Initial Escrow Shares and Related Documents              5
  Section II.2.   Purchase and Delivery of Debentures; Closing                 6

ARTICLE III. REPRESENTATIONS AND WARRANTIES                                    7
  Section III.1.  Representations and Warranties of the Company                7
  Section III.2.  Representations and Warranties of the Purchasers            10

ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES                                   12
  Section IV.1.   Manner of Offering                                          12
  Section IV.2.   Furnishing of Information                                   12
  Section IV.3.   Notice of Certain Events                                    12
  Section IV.4.   Copies and Use of Disclosure Documents                      12
  Section IV.5.   Modification to Disclosure Documents                        12
  Section IV.6.   Integration                                                 13
  Section IV.7.   Furnishing of Rule 144A Materials                           13
  Section IV.8.   Solicitation Materials                                      13
  Section IV.9.   Subsequent Financial Statements                             13
  Section IV.10.  Prohibition on Certain Actions                              13
  Section IV.11.  Listing of Common Stock                                     13
  Section IV.12.  Escrow                                                      14
  Section IV.13.  Conversion Procedures; Maintenance of Debenture
                  Escrow Shares                                               14
  Section IV.14.  Attorney-in-Fact                                            14
  Section IV.15.  Indemnification                                             14
  Section IV.16.  Exclusivity                                                 16
  Section IV.17.  Blue Sky Qualification                                      16
  Section IV.18.  Purchasers' Ownership of Common Stock                       16
  Section IV.19.  Purchasers' Rights if Trading in Common Stock is Suspended  17
  Section IV.20.  No Violation of Applicable Law                              18
  Section IV.21.  Redemption Restrictions                                     18
  Section IV.22.  No Other Registration Rights                                18
  Section IV.23.  Merger or Consolidation                                     19
  Section IV.24.  Registration of Underlying Shares                           19
  Section IV.25.  Liquidated Damages                                          19
  Section IV.26.  Selling Restrictions; Short Sales                           19
  Section IV.27.  Fees                                                        20

ARTICLE V. TERMINATION                                                        20
  Section V.1.    Termination by the Company or the Purchasers                20
  Section V.2     Remedies

ARTICLE VI. LEGAL FEES AND DEFAULT INTEREST RATE                              21

ARTICLE VII. MISCELLANEOUS                                                    21
  Section VII.1   Fees and Expenses
  Section VII.2   Entire Agreement; Amendments                                22
  Section VII.3   Notices                                                     22
  Section VII.4   Amendments; Waivers                                         23
  Section VII.5   Headings                                                    23
  Section VII.6   Successors and Assigns                                      23
  Section VII.7   No Third Party Beneficiaries                                23
  Section VII.8   Governing Law; Venue; Service of Process                    23
  Section VII.9   Survival                                                    23
  Section VII.10  Counterpart Signatures                                      24
  Section VII.11  Publicity                                                   24
  Section VII.12  Severability                                                24
  Section VII.13  Limitation of Remedies                                      24
  Section VII.14  Omnibus Provision                                           24

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SCHEDULES:
Schedule 1        List of Purchasers                                          26
Schedule 3.1(a)   Subsidiaries                                                27
Schedule 3.1(c)   Capitalization                                              28
Schedule 3.1(d)   Equity and Equity Equivalent Securities                     29
Schedule 3.1(e)   Conflicts                                                   30
Schedule 3.1(f)   Required Consents and Approvals                             31
Schedule 3.1(g)   Litigation                                                  32
Schedule 3.1(h)   No Defaults or Violations                                   33
Schedule 5.1      Form 8-K Disclosure Obligations                             34

EXHIBITS:
Exhibit A         Form of Convertible Debenture                              A-1
Exhibit B         Form of Registration Rights Agreement                      B-1
Exhibit C         Conversion Procedures                                      C-1
Exhibit D         Form of Escrow Agreement                                   D-1
Exhibit E         Form of Power of Attorney                                  E-1
Exhibit F         Form of Legal Opinion                                      F-1

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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


     THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of May __, 2001 is by and among ACCORD ADVANCED TECHNOLOGIES, INC., a Nevada corporation with its executive offices at 5002 South Ash Avenue, Tempe, Arizona 85282, (the "COMPANY"), and the purchasers listed on SCHEDULE 1 annexed hereto (individually, the "PURCHASER" and collectively, the "PURCHASERS").

     WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company the Company's 2 % convertible debentures, due ______, 2006, in the form of EXHIBIT A annexed hereto and made a part hereof (the "DEBENTURES");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS


     Section I.1. CERTAIN DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the following meanings:

     "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities by contract or otherwise.

     "AGREEMENT" shall mean this Convertible Debenture Purchase Agreement, including all Exhibits and Schedules annexed hereto.

     "ATTORNEY-IN-FACT" shall have the meaning set forth in SECTION 2.1(B) hereof.

     "BUSINESS DAY" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close, between the hours of 9:30 a.m. and 6:00 p.m. New York Time.

     "CLOSING" shall have the meaning set forth in SECTION 2.2(B) hereof.

     "CLOSING DATE" shall mean the date of Closing, as set forth in SECTION 2.2(B) hereof.

     "COMMISSION" means the United States Securities and Exchange Commission.
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     "COMMON STOCK" means shares now or hereafter authorized of the class of common stock, par value $.0001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "COMPANY" shall have the meaning set forth in the introductory paragraph.

     "CONTROL PERSON" shall have the meaning set forth in SECTION 4.15(A) hereof.

     "DEBENTURES" shall have the meaning set forth in the recital.

     "DEBENTURE ESCROW SHARES" means such number of shares of Common Stock issued and delivered to the Escrow Agent, within seven (7) calendar days of the Enperto Form 8-K Filing, in exchange for the Initial Escrow Shares in accordance with the Stipulation and as shall equal two (2) times the quotient obtained by dividing (x) the average of the three (3) lowest closing bid prices of the Common Stock for the five (5) Trading Days immediately following the Enperto Form 8-K filing by (y) $340,000, and as shall be delivered to the Escrow Agent pursuant to this Agreement.

     "DISCLOSURE DOCUMENTS" means (a) the Schedules required to be to furnished to the Purchasers by or on behalf of the Company pursuant to SECTION 3.1 hereof and (b) all reports required to be filed and as filed by the Company under the Exchange Act with the Commission during the two years preceding the date hereof.

     "ENPERTO FORM 8-K FILING" means the Company's filing with the Commission of Form 8-K disclosing the Company's merger and plan of reorganization with Enperto Mineral Pool in accordance with the Stipulation.

     "EFFECTIVE DATE" shall mean the date on which the Registration Statement shall have been declared effective by the Commission, which in no event shall be later than ninety (90) calendar days after the Execution Date .

     "ESCROW AGENT" means Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017; Tel: 212-983-6900; Fax: 212-983-9210.

     "ESCROW AGREEMENT" shall have the meaning set forth in SECTION 4.12 hereof.

     "EVENT OF DEFAULT" shall have the meaning set forth in the Debentures and shall also mean any one occurrence of any incident, matter or other event or happening deemed to be a breach or default under the Stipulation or Section 5.1 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXECUTION DATE" shall have the meaning set forth in SECTION 2.1(A) hereof.

     "FULL CONVERSION SHARES" shall have the meaning set forth in SECTION 4.13 hereof.

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     "GEM" means Global Emerging Markets, Ltd. with its registered address at
712 Fifth Avenue, 7th Floor, New York, NY 10019; Phone: 212-582-3400; Fax:
212-265-4035.

     "GEMA" means GEM Advisors, Inc., with its registered address at 712 Fifth Avenue, 7th Floor, New York, NY 10019; Phone: 212-582-3400; Fax: 212-265-4035.

     "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 4.15(B) hereof.

     "INDEMNIFYING PARTY"shall have the meaning set forth in SECTION 4.15(B) hereof.

     "INITIAL ESCROW SHARES" means the two million (2,000,000) shares of the Common Stock issued and delivered to the Escrow Agent in accordance with the Stipulation.

     "JUDGMENT" means the judgment obtained by the Purchasers against the Company in the amount of $281,841.10 referred to in the Stipulation.

     "KGL" means Kaplan Gottbetter & Levenson, LLP.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

     "LIMITATION ON CONVERSION" shall have the meaning set forth in SECTION 4.18 hereof.

     "LOSSES" shall have the meaning set forth in SECTION 4.15(A) hereof.

     "MATERIAL" shall mean having a financial consequence in excess of $100,000.

     "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in SECTION 3.1(A) hereof.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the Nasdaq Stock Market, Inc.(R)

     "NON-EDGAR FILINGS" shall have the meaning set forth in SECTION 4.2 hereof.

     "NOTICE OF CONVERSION" shall have the meaning set forth in the Debentures annexed hereto.

     "OTCBB" shall mean the OTC Bulletin Board(R).

     "PER SHARE MARKET VALUE" of the Common Stock means on any particular date
(a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national

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securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 4(c)(iv) of the Debenture) selected in good faith by the holders of a majority of principal amount of outstanding Debentures; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

     "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "POWER OF ATTORNEY" means the power of attorney in the form of EXHIBIT E annexed hereto.

     "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "PURCHASE PRICE" shall have the meaning set forth in SECTION 2.2(A) hereof.

     "PURCHASER" and "PURCHASERS" shall have the meaning set forth in the introductory paragraph.

     "REGISTRATION RIGHTS AGREEMENT" means the agreement to be entered into on the Execution Date, in the form of EXHIBIT B annexed hereto, setting forth the obligation of the Company with respect to registration of the Underlying Shares.

     "REGISTRATION STATEMENT" shall have the meaning set forth in SECTION 2.1(A) hereof.

     "REQUIRED APPROVALS" shall have the meaning set forth in SECTION 3.1(F) hereof.

     "SATISFACTION OF JUDGMENT" means that document executed by the Purchasers indicating that the Judgment has been paid.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHORT SALE" shall have the meaning set forth in SECTION 4.26 hereof.

     "STIPULATION" means that Stipulation of Settlement entered into by and among the Company and the Purchasers on even date herewith in connection with

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the action entitled GEM MANAGEMENT, LTD. AND SUCCESSWAY HOLDINGS LTD. v. ACCORD
ADVANCED TECHNOLOGIES, INC. (Case No. 99 CIV 10625 (LMM)) United States District Court Southern District of New York, and incorporated herein by reference.

     "SUBSIDIARIES" and "SUBSIDIARY" shall have the meanings set forth in
SECTION 3.1(A) hereof.

     "TRADING DAY" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

     "TRANSACTION DOCUMENTS" means this Agreement and all of the Exhibits hereto and all other documents, instruments and writings required to be delivered by the Company on the Execution Date pursuant to this Agreement.

     "UNDERLYING SHARES" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Debenture and as shall be held in Escrow by the Escrow Agent pursuant to the terms hereof and the Escrow Agreement, which shall initially be the Initial Escrow Shares and upon exchange therefor as provided herein the Debenture Escrow Shares.

                                   ARTICLE II
                             PURCHASE OF DEBENTURES

     Section II.1. EXECUTION OF DOCUMENTS; DELIVERY OF AND EXCHANGE FOR THE INITIAL ESCROW SHARES AND RELATED DOCUMENTS.

     (1) As soon as practicable after the date on which all parties shall have executed the Transaction Documents (the "EXECUTION DATE"), but in no event more than 35 calendar days after the Execution Date, the Company shall, in accordance with the terms hereof and of the Registration Rights Agreement, file a duly completed registration statement on the appropriate form with the Commission to register the resale of the Underlying Shares under the Securities Act (the "REGISTRATION STATEMENT").

     (2) Simultaneously with the execution and delivery of this Agreement, (i) the parties shall execute and deliver the Registration Rights Agreement and the Escrow Agreement; (ii) the Company shall execute and deliver to the Escrow Agent
(A) the Initial Escrow Shares, (B) the Debentures, and(C) the Power of Attorney;
(iii) the Company shall execute and deliver to the Purchasers and its counsel a certificate of the President of the Company certifying that attached thereto is a copy of resolutions duly adopted by the Board of Directors of the Company authorizing the Company to execute and deliver this Agreement and all other Transaction Documents and to enter into the transactions contemplated hereby and thereby and the appointment, pursuant to SECTION 4.14 hereof, of the attorney-in-fact pursuant to a power of attorney in the form attached hereto as EXHIBIT E hereto (the "ATTORNEY-IN-FACT"); (iv) the Company shall deliver to the Purchasers the executed legal opinion of counsel to the Company, substantially the form annexed hereto as EXHIBIT F, addressed to the Purchasers; and (v) the Purchasers shall deliver to the Escrow Agent the Satisfaction of Judgment.

          (c) Within seven (7) calendar days of the Enperto Form 8-K Filing, in exchange for the Initial Escrow Shares in accordance with the Stipulation, the Company shall deliver the Debenture Escrow Shares to the Escrow Agent pursuant to this Agreement. If the Company fails to deliver the Debenture Escrow Shares to the Escrow Agent pursuant to this Section 2.1(c), this Agreement shall be terminated pursuant to SECTION 5.1 hereof and the Company will be required to reissue the Initial Escrow Shares to the Purchasers in proportion to their respective percentages set forth in SCHEDULE 1 hereto and deliver same to the Purchasers pursuant to Section 2.1(d) hereof, which shares the Company shall register under the Securities Act pursuant to the Registration Rights Agreement.

          (d) Within two (2) Business Days from the date of termination of this Agreement pursuant to SECTION 5.1 hereof, either the Company or the Purchasers shall notify the Escrow Agent of same, and if the Company is the defaulting party, the Escrow Agent shall, within two (2) Business Days of its receipt of such notice, deliver the Satisfaction of Judgment and the Initial Escrow Shares or the Debenture Escrow Shares, as the case may be, to the Purchasers, and the Purchasers shall retain the Satisfaction of Judgment and Initial Escrow Shares or the Debenture Escrow Shares, as the case my be, and any and all rights and privileges thereunder without any condition or obligation to the Company.

          (e) The Purchasers shall have piggyback registration rights with respect to the Initial Escrow Shares or the Debenture Escrow Shares, as the case my be, pursuant to the terms of this Agreement and the Registration Rights Agreement.

     Section II.2. PURCHASE AND DELIVERY OF DEBENTURES; CLOSING.

     (3) Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Company shall sell to the Purchasers and the Purchasers shall, severally and jointly, purchase from the Company the Debentures, to be allocated to the Purchasers as set forth in SCHEDULE 1 annexed hereto, for the aggregate principal amount of $340,000 (the "PURCHASE PRICE"), payment for which shall be effected by the Escrow Agent's delivery to the Company of the Satisfaction of Judgment. The Debentures shall have the respective rights, preferences and privileges set forth in the form of Debenture annexed as EXHIBIT A hereto.

     (4) The closing of the purchase and sale of the Debentures (the "CLOSING") shall take place at the offices of the Escrow Agent no later than five (5) Business Days after the Effective Date of the Registration Statement (the "CLOSING DATE") in accordance with the terms hereof and of the Registration Rights Agreement; PROVIDED, HOWEVER, that, time being of the essence, the Effective Date of the Registration Statement shall be no later than one hundred twenty (120) calendar days from the Execution Date, unless the Purchasers agree

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
in writing in advance to an extension thereof, which writing shall set forth the new Effective Date.

     (5) At the Closing, the Escrow Agent shall deliver to the Purchasers the original and duly executed Debentures registered in the names of the Purchasers in the amounts set forth in SCHEDULE 1 hereto.

     (6) At the Closing, the Company shall deliver to the Purchasers the following:

               (i) a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (A) that attached thereto are true, correct and complete copies of (1) the Company's articles or certificate of incorporation, as amended to the date thereof, (2) the Company's by-laws, as amended to the date thereof, (3) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Debentures and the Underlying Shares and (4) a certificate of good standing from the Secretary of State of Nevada and (B) the incumbency of the officers executing this Agreement;

               (ii) a certificate of the Company's President or Chief Executive Officer, dated the Closing Date, certifying that the representations and warranties of the Company contained in Article III hereof are true and correct in all material respects on the Closing Date; and

               (iii) all other documents, instruments and writings required to have been delivered by the Company at or prior to the Closing pursuant to this Agreement.

     (7) Upon receipt by the Purchasers of those items set forth in SECTIONS 2.2(C) and 2.2(D) above and the complete performance of the Stipulation by the Company, the Escrow Agent shall deliver to the Company the following:

          (1) Satisfaction of Judgment; and

          (2) all other documents, instruments, and writings required to have been delivered by the Purchasers to the Company at or prior to the Closing pursuant to this Agreement.

     (8) The Escrow Agent shall retain and hold the Debenture Escrow Shares in accordance with the terms of the Stipulation, this Agreement, the Debenture and the Escrow Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Section III.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties, all of which shall survive the Closing, to the Purchasers:

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     (9) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 3.1(A) hereto (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property or assets owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, or (b) the Purchasers' rights under this Agreement, the Escrow Agreement and the Debenture (a "MATERIAL ADVERSE EFFECT").

     (10) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each other Transaction Document and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (11) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in SCHEDULE 3.1(C) hereto. No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically set forth in SCHEDULE 3.1(C) hereto, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other charter documents or resolutions.

     (12) ISSUANCE OF INITIAL ESCROW SHARES, DEBENTURES AND DEBENTURE ESCROW SHARES. The Initial Escrow Shares, Debentures and Debenture Escrow Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered in accordance with the terms hereof,

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shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has, and at all times while the Debentures are outstanding has, and will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Debentures. When issued in accordance with the terms hereof, the Initial Escrow Shares, Debentures and Debenture Escrow Shares will be, and are, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in SCHEDULE 3.1(D) hereto, there is no equity or equity equivalent security outstanding that is substantially similar to the Debentures, including any security having a floating conversion price substantially similar to the Debentures; PROVIDED, HOWEVER, that nothing contained in this SECTION 3.1(D) shall be deemed to permit any equity or equity equivalent security of the Company to provide for a floating conversion price, other than any security issued or that may be issued to any of the Purchasers or any of their respective Affiliates or assigns, including, without limitation, GEM and GEMA.

     (13) NO CONFLICTS. Except as set forth in SCHEDULE 3.1(E) hereto, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its or any Subsidiary's articles of incorporation, resolutions or bylaws or (ii) be subject to obtaining any of the consents referred to in
SECTION 3.1(F) hereof, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and State securities laws and regulations), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company or any of its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

     (14) CONSENTS AND APPROVALS. Except as set forth in SCHEDULE 3.1(F) hereto, neither the Company nor any Subsidiary is required to obtain any consent, permit, waiver, authorization or order of, or make any filing or registration with, any court or other federal, State, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the applicable filings under State and federal securities laws (collectively, the "REQUIRED APPROVALS").

     (15) LITIGATION; PROCEEDINGS. Except as set forth in SCHEDULE 3.1(G) hereto, there is no action, suit, notice of violation, proceeding, inquiry or investigation pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or timely enforceability of this Agreement or the Debentures or any other Transaction Document, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement and the other Transaction Documents.

     (16) NO DEFAULT OR VIOLATION. Except as set forth in SCHEDULE 3.1(H) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

     (17) CERTAIN FEES. No fees or commission will be payable by the Company to any investment banker, broker, placement agent or bank with respect to the consummation of the transactions contemplated hereby.

     (18) DISCLOSURE DOCUMENTS. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (19) REPORTING COMPANY. The Company's Common Stock is registered under the Exchange Act, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and the Company is current in its reporting requirements.

Each of the Purchasers acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in SECTION 3.1 hereof.

     Section III.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company as follows:

     (20) ORGANIZATION AND QUALIFICATION. Such Purchaser is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     (21) AUTHORIZATION; ENFORCEMENT. Such Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and under the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the purchase of the Debentures by such Purchaser hereunder have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchasers, enforceable against each of the Purchasers in accordance with its terms; except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium laws and remedies or by other equitable principles of general application or similar laws relating to or affecting generally the enforcement of creditors' rights.

     (22) INVESTMENT INTENT. Such Purchaser is acquiring the Debentures and the Underlying Shares for its own account for investment purposes only and not with a view to distributing or reselling such Debentures or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchasers' right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures, Underlying Shares or in compliance with applicable Federal and State securities laws.

     (23) PURCHASER'S STATUS. At the time such Purchaser was offered the Debentures it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     (24) EXPERIENCE OF PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures, and has so evaluated the merits and risks of such investment.

     (25) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Debentures and, at the present time, is able to afford a complete loss of such investment.

     (26) PROHIBITED TRANSACTIONS. The Debentures to be purchased by such Purchaser are not being acquired, directly or indirectly, with the assets of any "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     (27) ACCESS TO INFORMATION. Such Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Debentures and the merits and risks of investing in the Debentures; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Debenture; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire which is necessary to make an informed investment decision with respect to the Debentures.

     (28) RELIANCE. Such Purchaser understands and acknowledges that (i) the Debentures are being offered and sold, and the Underlying Shares are being offered, to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part upon, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Purchaser hereby consents to such reliance.

The Company acknowledges and agrees that each of the Purchasers makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in SECTION 3.2 herein.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES


     Section IV.1. MANNER OF OFFERING. The Debentures are being issued pursuant to Rule 506 of Regulation D of the Securities Act. The Debentures and the Underlying Shares will bear restrictions on transfer, and will carry a restrictive legend with respect to the exemption from registration under the Securities Act. The transfer and resale of the Debentures, and the Underlying Shares may be made only pursuant to registration under the Securities Act or an exemption from such registration.

     Section IV.2. FURNISHING OF INFORMATION. As long as each of the Purchasers owns any Debentures, Underlying Shares or Initial Escrow Shares, the Company will furnish to each such Purchaser, promptly after they have been prepared, its annual report and other reports and filings required by Section 13(a) or 15(d) of the Exchange Act that are not available on EDGAR (the "Non-Edgar Filings").

     Section IV.3. NOTICE OF CERTAIN EVENTS. The Company shall, on a continuing basis, (i) advise each of the Purchasers promptly after obtaining knowledge of, and, if requested by any of the Purchasers, confirm such advice in writing, of
(A) the issuance by any State securities commission of any stop order suspending the qualification or exemption from qualification of the Debentures or the Underlying Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any State securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Debentures or the Underlying Shares under any State securities or Blue Sky laws, and (iii) if at any time any State securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Debentures or the Underlying Shares under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     Section IV.4. COPIES AND USE OF DISCLOSURE DOCUMENTS. The Company shall furnish each of the Purchasers, without charge, as many copies of the Non-Edgar Filings and any amendments or supplements thereto as each Purchaser may reasonably request. The Company consents to the use of the Disclosure Documents and any amendments and supplements to any of them by each Purchaser in connection with resales of the Debentures, the Underlying Shares or the Initial Escrow Shares.

     Section IV.5. MODIFICATION TO DISCLOSURE DOCUMENTS. If any event shall occur as a result of which, in the reasonable judgment of the Company or any of the Purchasers, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time such Disclosure Document(s) were delivered to any of the Purchasers, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such Document in form and substance reasonably satisfactory to both the Purchasers and Company so that (i) as so amended or supplemented, each such Document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to any of the Purchasers, not misleading and (ii) the Disclosure Documents will comply with applicable law.

     Section IV.6. INTEGRATION. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Debentures to the Purchasers.

     Section IV.7. FURNISHING OF RULE 144A MATERIALS. The Company shall, for so long as any of the Debentures or the Underlying Shares remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange's Act, make available to any registered holder of Debentures or the Underlying Shares in connection with any sale thereof and any prospective purchaser of such Debentures or Underlying Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities
Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

     Section IV.8. SOLICITATION MATERIALS. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Debentures or the Underlying Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Debentures or the Underlying Shares by means of any form of general solicitation or advertising.

     Section IV.9. SUBSEQUENT FINANCIAL STATEMENTS. The Company shall furnish to the Purchasers, promptly after filing with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Documents until the earlier of the full conversion of the Debentures and the Maturity Date of the Debentures.

     Section IV.10. PROHIBITION ON CERTAIN ACTIONS. Except as otherwise provided in the Schedules to the Disclosure Documents, from the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the prior written consent of the Purchasers, (i) amend its certificate or articles of incorporation, by-laws or other charter documents so as to adversely affect any rights of the Purchasers; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

     Section IV.11. LISTING OF COMMON STOCK. Except as otherwise provided in the Schedules to the Disclosure Documents, the Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB until expiration of the period during which the Debentures may be converted and (b) shall provide to the Purchasers evidence of such listing.

     Section IV.12. ESCROW. The Company and the Purchasers agree to execute and deliver, simultaneously with the execution and delivery of this Agreement, the escrow agreement attached hereto and made part hereof as EXHIBIT D (the "Escrow Agreement").

     Section IV.13. CONVERSION PROCEDURES; MAINTENANCE OF DEBENTURE ESCROW SHARES. EXHIBIT C attached hereto and made a part hereof sets forth the procedures with respect to the conversion of the Debentures including the form of Notice of Conversion to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company and such other information and instructions as may be reasonably necessary to enable each of the Purchasers or their permitted transferee(s) to exercise the right of conversion smoothly and expeditiously. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Debenture Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "FULL CONVERSION SHARES"), upon three (3) Business Days of its receipt by facsimile of notice of such circumstance to the Company by the Purchasers and/or Escrow Agent, the Company shall issue additional share certificates in the names of each of the Purchasers in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.

     Section IV.14. ATTORNEY-IN-FACT. To effectuate the terms and provisions of this Agreement, the Escrow Agreement and the Debenture, the Company hereby agrees to give a power of attorney as is evidenced by EXHIBIT E annexed hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney, being coupled with an interest, shall be irrevocable while any amount remains unpaid under any of the Debentures, or any portion of this Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact resolutions executed by the Board of Directors of the Company which authorize future issuances of the Underlying Shares for the Debentures, and which resolutions state that they are irrevocable while any amount remains unpaid under any of the Debentures, or any portion of this Agreement or the Escrow Agreement remains unsatisfied.

     Section IV.15. INDEMNIFICATION.

     (29) INDEMNIFICATION.

          (1) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless GEM, GEMA and each Purchaser and their respective officers, directors, agents, employees and affiliates, each Person who controls GEM, GEMA or each such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) (each such Person, a "CONTROL PERSON") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement, the other Transaction Documents or the Debentures.

          (2) Each Purchaser, severally and not jointly, shall notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by such Purchaser under this Agreement, the other Transaction Documents or the Debentures.

     (30) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impeded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the

Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

     No right of indemnification under this Section 4.15 shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

     (31) CONTRIBUTION. If a claim for indemnification under this Section 4.15(a) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 4.15 would apply by its terms (other than by reason of exceptions provided in this Section 4.15(c)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

     (32) NON-EXCLUSIVITY. Except as otherwise provided in the Schedules to the Disclosure Documents, the indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

     Section IV.16. EXCLUSIVITY. For a period of one (1) year from the date of this Agreement, the Company shall not offer or issue any equity or equity equivalent security that is substantially similar to the Debentures, including any security with a floating conversion price, other that any equity or equity equivalent security issued to GEM, GEMA, or any of their respective Affiliates.

     Section IV.17. BLUE SKY QUALIFICATION. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as any of the Purchasers may reasonably request and shall continue such qualification at all times through the second anniversary of the Closing Date; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

     Section IV.18. PURCHASERS' OWNERSHIP OF COMMON STOCK. In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion and exercise rights of each of the Purchasers set forth in the

Debentures, shall be limited, solely to the extent required, from time to time, such that, unless a Purchaser gives written notice 75 days in advance to the Company of such Purchaser's intention to exceed the Limitation on Conversions as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Debentures, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise MINUS (ii) the number of shares of Common Stock of the Company then owned by any of the Purchasers (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures) (the foregoing being herein referred to as the "LIMITATION ON CONVERSION"); PROVIDED, HOWEVER, that the Limitation on Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(i) and Section 5 of the Debentures; and, PROVIDED FURTHER, that if ten (10) Business Days shall have elapsed from the time any Purchaser shall have declared an Event of Default and the Company shall not have properly and fully cured such Event of Default, the provisions of this Section 4.18 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a Notice of Conversion tendered by any of the Purchasers (or their sole designee) under the Debentures, as applicable, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such Notice of Conversion were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Debentures, such Purchaser may within one (1) Business Day of its receipt of the Company notice required by this Section 4.18 by facsimile revoke such conversion to the extent (in whole or in part) that such Purchaser determines that such conversion would result in the ownership by such Purchaser of shares of Common Stock in excess of the Limitation on Conversion.

     Section IV.19. PURCHASERS' RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED. Except as otherwise provided in the Schedules to the Disclosure Documents, in the event that at any time after the Closing and during the period when the Registration Statement is to remain effective under the Securities Act in accordance with the Registration Rights Agreement, trading in the shares of the Common Stock is suspended (and not reinstated within ten (10) Trading Days) on such stock exchange or market upon which the Common Stock is then listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), or the Common Stock is delisted from the OTCBB (and not reinstated within ten (10) Trading Days), then, at the option of any of the Purchasers exercisable by giving written notice to the Company, the Company shall redeem, as applicable, all of the Debentures and Underlying Shares owned by such Purchaser at an aggregate purchase price equal to the sum of:

               (i) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this SECTION 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares owned by such Purchaser;

               (ii) the greater of (A) the outstanding principal amount and accrued and unpaid interest on the Debentures owned by such Purchaser and (B) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this SECTION 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares issuable upon the conversion of the outstanding Debentures owned by the Purchaser;

               (iii) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this SECTION 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater; and

               (iv) interest on such amounts set forth in (i) - (iii) above accruing from the seventh (7th) day after such notice until the repurchase price under this Section 4.19 is paid in full, at the rate of twenty percent (20%) per annum.

     Section IV.20. NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Debentures or the Underlying Shares otherwise required under this Agreement, the Debenture or the Registration Rights Agreement would be prohibited by the relevant provisions of Nevada law, such redemption shall be effected as soon as it is permitted under such law; PROVIDED, HOWEVER, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with SECTION 4.19 hereof.

     Section IV.21. REDEMPTION RESTRICTIONS. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Debentures or Underlying Shares otherwise required under this Agreement, the Debenture or the Registration Rights Agreement would be prohibited in the absence of consent from any lender to the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.19 until such consent is obtained. Nothing contained in this Section 4.21 shall be construed as a waiver by any of the Purchasers of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

     Section IV.22. NO OTHER REGISTRATION RIGHTS. Except as otherwise provided in the Schedules to the Disclosure Documents, during the period commencing on the date hereof and ending on the Closing Date, the Company shall not file any registration statement that provides for the registration of shares of Common Stock to be sold by securityholders of the Company, other than the Purchasers and/or their respective Affiliates or assigns, without the prior written consent of the Purchasers or their assigns, provided, however, that the limitation on the right to file registration statements contained in this Section 4.22 shall not apply to registration statements relating solely to (i) employee benefit plans, notwithstanding the inclusion of a resale prospectus for securities received under any such employee benefit plan or (ii) business combinations not otherwise prohibited by the terms of this Agreement or the Debentures.

     Section IV.23. MERGER OR CONSOLIDATION. Except as otherwise provided in the Schedules to the Disclosure Documents, until the earlier of (a) the full conversion of the Debentures and (b) the Maturity Date of the Debentures (as that term is defined in the Debenture), the Company and each Subsidiary will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Debentures and this Agreement; (x) immediately before and immediately after giving effect to such transactions (including any indebtedness incurred or anticipated to be incurred in connection with the transactions), no Default or Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares will be listed on either The New York Stock Exchange, American Stock Exchange, Nasdaq National Market, Nasdaq SmallCap Market or the OTCBB on or prior to the closing of such transaction(s) and (z) the Company shall have delivered to each Purchaser an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such transaction(s) have been satisfied.

     Section IV.24. REGISTRATION OF UNDERLYING SHARES. Pursuant to the terms of the Registration Rights Agreement between the Company and the Purchasers, the Company shall cause the Underlying Shares to be registered under the Securities Act, and so long as any of the Debentures remain outstanding, the Company agrees to keep such registration current with the Commission and with such states of the United States as any of the holders of the Debentures shall reasonably request in writing. All costs and expenses of registration shall be borne by the Company.

     Section IV.25. LIQUIDATED DAMAGES. The Company understands and agrees that an Event of Default as contained in this Agreement, the Transaction Documents and/or the Debenture will result in substantial economic loss to the Purchasers, which loss will be extremely difficult to calculate with precision. Therefore, if, for any reason, the Company fails to cure any Event of Default within the time, if any, given to cure such Event of Default, as compensation and liquidated damages for such default, and NOT as a penalty, the Company agrees to pay the Purchasers an amount equal to the Purchase Price together with all accrued interest thereon at the rate of 20% PER ANNUM and all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing this Section 4.25. The Company shall, upon demand, pay the Purchasers such liquidated damages by wire transfer in immediately available funds to an account designated by the Purchasers. Nothing herein shall limit the right of any of the Purchasers to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to cure an Event of Default, consistent with the terms of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

     Section IV.26. SELLING RESTRICTIONS; SHORT SALES.

          (a) No Purchaser shall sell, on any day, Debenture Shares which, in the aggregate for such Purchaser on such day, exceed fifteen percent (15%) of the average daily trading volume of the Common Stock for the previous five (5) Trading Days.

          (b) Each Purchaser agrees for itself and no other Purchaser that it will not enter into any Short Sales (as hereinafter defined) until the earlier to occur of the date that such Purchaser no longer owns Debentures and the Maturity Date. For purpose hereof, a "SHORT SALE" shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock by such Purchaser. For the purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by a Purchaser, shares of Common Stock issuable upon conversion of the Debentures shall be deemed to be held long by such Purchaser with respect to the Underlying Shares for which a Notice of Conversion is delivered within two (2) Trading Days following the Trading Day that such short sale is entered into.

     Section IV.27. FEES. The Company will pay fees and expenses to KGL for document preparation in connection with the transactions contemplated hereby regardless of whether such transactions are closed or otherwise completed in the amount of $5,000 in cash on the Execution Date.

                                    ARTICLE V
                                   TERMINATION

     Section V.1. TERMINATION BY THE COMPANY OR THE PURCHASERS. (a) This Agreement shall be automatically terminated prior to Closing upon the occurrence of any one of the following events:

          (1) the Closing shall not have occurred on the Closing Date;

          (2) the Company's Common Stock is not registered under Section 12 of the Exchange Act;

               (i) the Company is not current in its reporting obligations under
Section 13 or 15(d) of the Exchange Act;

          (3) an event occurs prior to the Closing requiring the Company to report such event to the SEC on Form 8-K and not otherwise set forth in SCHEDULE 5.1, PROVIDED, HOWEVER, such event shall only include the following items under Form 8-K: Item 1; Item 2 to the extent that any event is reported under Item 2 that involves a change in the nature of the Company's business or a change of control of the Company other than the Company's pending reorganization with Enpetro Mineral Pool; Item 3; or Item 4 (provided further, that as to Item 4, only if the event requires disclosure under Item 304 (a)(1)(iv) under Regulation S-K of SB); or

               (ii) trading in the Common Stock has been suspended, delisted, or otherwise ceased by the Commission or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company, and not reinstated within ten (10) Trading Days.

          (b) This Agreement shall be terminated prior to Closing by either the Purchasers or the Company if the other party breaches any provision of the

Stipulation or the Debenture and the breaching party fails to cure same within three (3) Business Days of its receipt by facsimile of notice of such breach from the non-breaching party.

          (c) This Agreement may be terminated prior to Closing by the Company, by giving written notice of such termination to the Purchasers, if any Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement or the Registration Rights Agreement and such breach is not cured within ten (10) Business Days following receipt by such Purchaser of notice of such breach and the other Purchasers decline to be substituted for the breaching Purchaser's investment.

     Section V.2 REMEDIES. Notwithstanding anything else contained herein to the contrary, if an Event of Default has occurred pursuant to Section 5.1(a) or
Section 5.1(b), and only with respect to Section 5.1(b) has not been cured within the notice period provided for therein, the defaulting party shall be deemed in default hereof and all sums due shall accelerate and the non-defaulting party shall be entitled to pursue all available rights without further notice. The defaulting party shall pay all attorney's fees and costs incurred in enforcing this Agreement, the Stipulation and/or the Debenture. In addition, all unpaid amounts shall accrue interest at the rate of 20% PER ANNUM.

                                   ARTICLE VI
                      LEGAL FEES AND DEFAULT INTEREST RATE

     In the event any party hereto commences legal action to enforce its rights under this Agreement, the Debentures or the Escrow Agreement, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of 20% PER ANNUM.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section VII.1 FEES AND EXPENSES. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of (a) the Debentures (and, upon conversion thereof, the Underlying Shares) and (b) the Initial Escrow Shares pursuant hereto. Each of the Purchasers shall be responsible for any taxes payable by such Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. Whether or not the transactions contemplated hereby and thereby are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Registration Statement and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the

Debentures and, upon conversion thereof, the Underlying Shares, (C) the exemption from registration of the Debentures and, upon conversion or exercise thereof, the Underlying Shares for offer and sale to the Purchasers under the securities or Blue Sky laws of the applicable jurisdiction, (D) furnishing such copies of the Registration Statement, the preliminary and final prospectuses and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Debentures and, upon conversion thereof, the Underlying Shares, and (E) the preparation of certificates for the Debentures and, upon conversion, the Underlying Shares (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of counsel and accountants of the Company and (iii) all expenses and fees of listing on securities exchanges, if any.

     Section VII.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Stipulation and all of the Exhibits and Schedules annexed hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

     Section VII.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

          If to the Company: Accord Advanced Technologies, Inc.
                             5002 South Ash Avenue
                             Tempe, Arizona  85282
                             Attn:  Travis Wilson, President
                             Tel:  (480) 820-1400
                             Fax:  (480) 820-2319

             With copies to: Robson Ferber Frost Chan & Essner, LLP
                             535 Fifth Avenue
                             New York, New York 10036
                             Attn: Gregory Frost, Esq.
                             Tel:  (212) 944-2200
                             Fax:  (212) 944-7630

       If to the Purchasers: See Schedule 1 - Schedule of Purchasers
                             (attached hereto)

             With copies to: Kaplan Gottbetter & Levenson, LLP
                             630 Third Avenue
                             New York, NY 10017-6705
                             Attn:  Adam S. Gottbetter, Esq.
                             Tel:  (212) 983-6900
                             Fax:  (212) 983-9210

         If to Escrow Agent: Kaplan Gottbetter & Levenson, LLP
                             630 Third Avenue
                             New York, NY 10017-6705
                             Attn:  Adam S. Gottbetter, Esq.
                             Tel:  (212) 983-6900
                             Fax:  (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this SECTION 7.3.

     Section VII.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section VII.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section VII.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section VII.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section VII.8 GOVERNING LAW; VENUE; SERVICE OF PROCESS. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, the enforcement of the amount of interest to be charged on the outstanding principal amount of the Debentures and as to all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the State and/or federal courts situate in the County and State of New York. Service of process in any action by Purchasers to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

     Section VII.9 SURVIVAL. The representations and warranties of the Company and the Purchasers contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing (or any earlier termination of this Agreement).

     Section VII.10 COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     Section VII.11 PUBLICITY. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or State securities laws. Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party the names of the Purchasers.

     Section VII.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     Section VII.13 LIMITATION OF REMEDIES. With respect to claims by the Company or any person acting by or through the Company for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

     Section VII.14 OMNIBUS PROVISION. Anything contained herein, the Debentures notwithstanding, in the event that the Common Stock ceases to be listed for trading by the OTCBB, then any reference thereto in this Agreement or the Debentures, shall be deemed to be a reference to the over-the-counter market reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices).

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                    Company:

                                    ACCORD ADVANCED TECHNOLOGIES, INC.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    Purchasers:

                                    GEM MANAGEMENT, LTD.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    SUCCESSWAY HOLDINGS LTD.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. _________
                                   US $340,000

                   2% CONVERTIBLE DEBENTURE DUE MAY ___, 2006

     THIS DEBENTURE is one of a duly authorized issue of Debentures of Accord Advanced Technologies, Inc., a Nevada corporation (the "Company"), designated as its 2% Convertible Debentures, due May __, 2006 (the "Debentures"), in an aggregate principal amount of up to US$340,000.

     FOR VALUE RECEIVED, the Company promises to pay to [NAME], or its registered assigns (the "Holder"), the principal sum of Three Hundred Forty Thousand Dollars (US $340,000), on or prior to May __, 2006 (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of two percent (2%) per annum. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 1 below) in the form of cash, common stock of the Company or additional Debentures selected by the Company subject to the provisions of Section 2(b) hereof, until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. If at any time after the Original Issue Date an Event of Default has occurred and is continuing, interest shall accrue at the rate of twenty percent (20%) per annum from the date of the Event of Default and the applicable cure period through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); PROVIDED, HOWEVER, that the Company's obligation to a transferee of this Debenture shall arise only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement (the "Purchase Agreement") by and among the Company and the Purchasers (as such term is defined in the Purchase Agreement), dated as of May __, 2001, as amended from time to time. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

     This Debenture is subject to the following additional provisions:

     SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Adjusted Conversion Price" means the lesser of the Fixed Conversion Price or the Floating Conversion Price one day prior to the record date set for the determination of stockholders entitled to receive dividends, distributions, rights or warrants as provided for in Sections 4(c)(ii), (iii) and (iv).

     "Conversion Date" shall have the meaning set forth in Section 4(a) hereof.

     "Conversion Ratio" means, at any time, a fraction, the numerator of which is the principal amount represented by any Debenture plus accrued but unpaid interest thereon, and the denominator of which is the Conversion Price at such time.

     "Fixed Conversion Price" shall have the meaning set forth in Section 4(c) hereof.

     "Floating Conversion Price" shall have the meaning set forth in Section 4(c) hereof.

     "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debenture by its terms.

     "Notice of Conversion" shall have the meaning set forth in Section 4(a) hereof.

     "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

     SECTION 2. DENOMINATIONS OF DEBENTURES; INTEREST ON DEBENTURES. The Debentures are issuable in denominations of One Thousand Dollars (US$1,000.00) and integral multiples of One Thousand Dollars (US$1,000.00) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

     SECTION 3. EVENTS OF DEFAULT AND REMEDIES.

     I. "Event of Default," when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

     (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within five
(5) Business Days after the date on which written notice of such failure or breach shall have been given;

     (c) the occurrence of any event or breach or default by the Company under the Purchase Agreement, the Stipulation, the Registration Rights Agreement, or any other Transaction Document and such failure or breach shall not have been remedied within the cure period, if any, provided for therein;

     (d) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

     (e) except as otherwise provided in the Schedules to the Disclosure Documents, the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     (f) the Company shall have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five (5) Trading Days of such deletion or delisting;

     (g) notwithstanding anything herein to the contrary, the Company shall fail to deliver to the Escrow Agent share certificates representing the shares of Common Stock to be issued upon conversion of the Debentures within three (3)

Business Days pursuant to the Company's receipt of facsimile notice by the Escrow Agent to the Company that additional shares of Common Stock are required to be placed in escrow pursuant to Section 4.13 of the Purchase Agreement,
Article 2 of the Escrow Agreement, and/or Section 4(b) of this Debenture;

     (h) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring a properly executed Notice of Conversion (as defined in Section 4(a) hereof) for any reason whatsoever;

     (i) the Registration Statement which is the subject of the Registration Rights Agreement annexed as Exhibit B to the Purchase Agreement is no longer effective as required under the Registration Rights Agreement and the Company does not cause such Registration Statement to become effective within twenty
(20) Business Days of its not being effective; or

     (j) except as otherwise provided in the Schedules to the Disclosure Documents, the Company issues or enters into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Debentures other than any securities issued at any time or from time to time to the Purchasers or any of their respective Affiliates or assigns including, without limitation, GEM and GEM A, during the period commencing on the date hereof and ending on the first anniversary of the date hereof.

     II. (a) If any Event of Default occurs and continues, beyond a cure period, if any, then the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts so due under this Debenture, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

     (b) Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such Holder.

     (c) Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

     (d) As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Debenture and accrued interest thereon at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a Notice of Conversion to the Company. Except as otherwise provided herein, the Company shall not have the right to object to the conversion or the calculation of the applicable conversion price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.

     III. To effectuate the terms and provision of this Debenture, the Holder may give notice of any default to the Attorney-in-Fact as set forth herein and give a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact to comply with the terms of this Debenture and the Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

     SECTION 4. CONVERSION

     (a) The unpaid principal amount of this Debenture shall be convertible into shares of Common Stock at the Conversion Ratio as defined below, and subject to the Limitation on Conversion described in Section 4.18 of the Purchase Agreement, AT THE OPTION OF THE HOLDER in whole or in part, at any time, commencing on the Original Issue Date. The resale of such shares of Common Stock shall be registered under the Securities Act, pursuant to the Registration Rights Agreement. Any conversion under this Section 4(a) shall be for a minimum principal amount of $10,000.00 of Debentures plus the interest accrued and due thereon. The Holder shall effect conversions by surrendering the Debenture to be converted to the Escrow Agent, together with the form of notice attached hereto as Appendix 1 ("Notice of Conversion") in the manner set forth in Section 4(j) hereof. Each Notice of Conversion shall specify the principal amount of Debenture to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Subject to Section 4 hereof, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within two (2) Business Days of the Conversion Date. In the event that the Escrow Agent holds the Debentures on behalf of the Holder, the Company agrees that in lieu of surrendering the Debenture upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Debenture left unconverted. Upon conversion in full of the Debenture or upon the Maturity Date, the Escrow Agent shall return the Debenture to the Company for cancellation.

     (b) Not later than two (2) Business Days after the Conversion Date, the Escrow Agent shall deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of the Debenture, and once the Debenture so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder a Debenture in the principal amount of the Debenture not yet converted; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the Debenture, until the Debenture is either delivered for conversion to the Escrow Agent or the Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debenture has been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled, upon providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event, the Company shall immediately return the Debenture tendered for conversion.

     The Company agrees that at any time the conversion price of the Debentures is such that the number of Debenture Escrow Shares is less than 200% of the Full Conversion Shares, upon three (3) Business Days of the Company's receipt by facsimile of notice of such circumstance from the Purchasers and/or the Escrow Agent, the Company shall issue share certificates in the names of each of the Purchasers in denominations of 10,000 shares and deliver the same to the Escrow Agent, in such number that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.

     (c) (i) The conversion price for each Debenture in effect on any Conversion Date shall be the LESSER of (x) $0.35 (the "Fixed Conversion Price") or (y) sixty-five percent (65%) of the average closing bid price of the Common Stock for the three (3) Trading Days immediately preceding the Conversion Date (the" Floating Conversion Price"). The conversion of the Debentures is subject to the Limitation on Conversion set forth in Section 4.18 of the Purchase Agreement.

          (ii) If the Company, at any time while any of the Debentures is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification any shares of capital stock of the Company, the Fixed Conversion Price as applied in Section 4(c)(i) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification;

          (iii) Except as otherwise provided in the Schedules to the Disclosure Documents, if, at any time while any Debentures are outstanding, the Company issues or sells shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share

Market Value of the Common Stock at the issue date mentioned below, the Fixed Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the conversion price designated in Section 4(c)(i) pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the conversion price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the conversion price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised;

          (iv) If, at any time while Debentures are outstanding, the Company distributes to all holders of Common Stock (and not to holders of Debentures) evidences of Company indebtedness or assets, or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(c)(iii) above), then, in each such case, the conversion price at which each Debenture shall thereafter be convertible shall be determined by multiplying (A) the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith and the denominator of which shall be the Per Share Market Value of the Common Stock on such record date; PROVIDED, HOWEVER, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and PROVIDED, FURTHER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above;

          (v) All calculations under this Section 4 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share;

          (vi) In the event the conversion price is not adjusted pursuant to
Section 4(c)(ii), (iii), (iv), or (v), within two (2) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem the Debentures at 120% of par value and simultaneously pay such amount and all accrued interest and dividends to the Holder pursuant to the written instructions provided by the Holder;

          (vii) Whenever the Fixed Conversion Price is adjusted pursuant to
Section 4(c)(ii),(iii), (iv) or (v), or this Debenture is redeemed pursuant to
Section 4(c)(vi), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion") setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment;

          (viii) Except as otherwise provided in the Schedules to the Disclosure Documents, in case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the holder of shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges;

          (ix) If:

               (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               (B) the Company shall declare a special non-recurring cash dividend on or a redemption of its Common Stock; or

               (C) the Company shall authorize the grant to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of Debentures at their last addresses appearing in the Debenture Register at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice;

     (d) If at any time conditions shall arise by reason of action or inaction taken by the Company, which action or inaction, in the opinion of the Board of Directors of the Company, is not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder and all other holders of Debentures (different or distinguishable from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each holder of Debentures briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders, and an Appraiser selected by the holders of majority in principal amount of the outstanding Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the conversion price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; PROVIDED, HOWEVER, that no such adjustment of the conversion price shall be made which, in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions, would result in an increase of the conversion price above the conversion price then in effect.

     (e) The Company covenants and agrees that it shall, at all times, reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, times such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(c) and Section 4(d) hereof) upon the conversion of the aggregate principal amount of all outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable.

     (f) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing to the Holder an additional full share of Common Stock.

     (g) The issuance of a certificate or certificates for shares of Common Stock upon conversion of Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (h) Debentures converted into Common Stock shall be canceled upon conversion.

     (i) On the Maturity Date, the unconverted principal amount of the Debentures and all interest due thereon shall either be paid off in full by the Company or, if payment in full is not received within five (5) Business Days after the Maturity Date, convert automatically into shares of Common Stock at the lesser of the Fixed Conversion Price and the Floating Conversion Price as set forth in Section 4(c)(i).

     (j) Each Notice of Conversion shall be given by facsimile and mail to the Escrow Agent no later than 4:00 p.m. New York Time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day on which such notice is received by the Escrow Agent, assuming such receipt by 4:00 p.m. New York Time, and if received by the Escrow Agent thereafter, on the next Business Day, at the facsimile number and address of the Company set forth in Section 10 hereof. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile number specified in this Section 4(j) (with printed confirmation of transmission), and if to the Company, with a copy to the Escrow Agent. In the event that a Notice of Conversion is sent after 4:00 p.m. on any Business Day or at any time on a day that is not a Business Day, notice will be deemed to have been given the next following Business Day.

     SECTION 5. REDEMPTION OF DEBENTURES. At any time after the Execution Date the Company shall have the option to redeem any unconverted amount of the Debentures upon no less that seven (7) days written notice given to the Holder with a copy to the Escrow Agent at one hundred twenty percent (120%) of the unconverted amount of the Debenture plus accrued interest.

     SECTION 6. ABSOLUTE PAYMENT OBLIGATION; LIMITATION ON PREPAYMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures except in accordance with Section 5 hereof.

     SECTION 7. NO RIGHTS OF STOCKHOLDERS. Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     SECTION 8. LOSS, THEFT, MUTILATION OR DESTRUCTION. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and, if requested by the Company, an agreement to indemnity the Company in form reasonably acceptable to the Company.

     SECTION 9. GOVERNING LAW. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Purchase Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the State and County of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its address set forth in the Purchase Agreement.

     SECTION 10. NOTICES. Except as otherwise provided in Section 4(j) hereof, all notices or other communications required or permitted to be given hereunder shall be deemed duly given and received if in writing upon facsimile transmission (with written transmission confirmation report) at the number designated below for the Company and at the facsimile number for the Holder set forth in the Debenture Register (in each case, if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

          If to the Company: Accord Advanced Technologies, Inc.
                             5002 South Ash Avenue
                             Tempe, Arizona  85282
                             Attn:  Travis Wilson, President
                             Tel:  (480) 820-1400
                             Fax:  (480) 820-2319

             With copies to: Robson Ferber Frost Chan & Essner, LLP
                             535 Fifth Avenue
                             New York, New York 10036
                             Attn: Gregory Frost, Esq.
                             Tel:  (212) 944-2200
                             Fax:  (212) 944-7630

           If to the Holder: To the address or facsimile number set forth in the
                             Company's register of Debenture Holders

             With copies to: Kaplan Gottbetter & Levenson, LLP
                             630 Third Avenue
                             New York, NY 10017-6705
                             Attn:  Adam S. Gottbetter, Esq.
                             Tel:  (212) 983-6900
                             Fax:  (212) 983-9210

         If to Escrow Agent: Kaplan Gottbetter & Levenson, LLP
                             630 Third Avenue
                             New York, NY 10017-6705
                             Attn:  Adam S. Gottbetter, Esq.
                             Tel:  (212) 983-6900
                             Fax:  (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this SECTION 10.

     SECTION 11. WAIVER. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     SECTION 12. INVALIDITY. If any provision of this Debenture is held to be invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     SECTION 13. PAYMENT DATES. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

     SECTION 14. TRANSFER; ASSIGNMENT. This Debenture may not be transferred or assigned, in whole or in part, at any time, except in compliance by the transferor and the transferee with applicable federal and state securities laws.

     SECTION 15. FEES OF ENFORCEMENT. In the event any Party commences legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                 ACCORD ADVANCED TECHNOLOGIES, INC.



Attest:                          By:
       -------------------           ---------------------------------
                                     Name:
                                     Title:

                                   APPENDIX 1

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

Except as provided by Section 4(b) of the Debenture, the undersigned hereby irrevocably elects to convert the above Debenture No. ________ into shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Accord Advanced Technologies, Inc. (the "Company") according to the provisions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. A fee of $350 will be charged by the Escrow Agent to the Holder for each conversion. No other fees will be charged to the Holder, except for transfer taxes, if any.



Conversion calculations:

                       ---------------------------------------------------------
                       Date to Effect Conversion

                       ---------------------------------------------------------
                       Principal Amount of Debentures to be Converted

                       ---------------------------------------------------------
                       Interest to be Converted or Paid

                       ---------------------------------------------------------
                       Applicable Conversion Price (Pursuant to Section 4(c)(v))

                       ---------------------------------------------------------
                       Number of Shares to be Issued Upon Conversion

                       ---------------------------------------------------------
                       Signature

                       ---------------------------------------------------------
                       Name

                       ---------------------------------------------------------
                       Address

                                     APP-1

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of May ___, 2001, by and between Accord Advanced Technologies, Inc., a Nevada corporation, with its principal place of business at 5002 South Ash Avenue, Tempe, Arizona 85282 (the "Company"); and Gem Management, Ltd., a corporation with offices at 11 Bath Street, St. Helier JE4 OYZ Jersey and Successway Holdings Ltd., a corporation with offices at 39/F. Shun Tak Centre West Tower, 200 Connaught Rd. Central Hong Kong, China (referred to herein individually, as the "Purchaser" or collectively, as the "Purchasers").

     Simultaneously with the execution of this Agreement, the Purchasers and the Company have entered into a Convertible Debenture Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") incorporated herein by reference, pursuant to which the Purchasers have agreed to purchase the Debentures of the Company.

     The Company and the Purchasers hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "EFFECTIVE DATE" shall mean, with respect to a Registration Statement, the date on which the Registration Statement shall have been declared effective by the Commission, which in no event shall be later than one hundred twenty (120) calendar days after the Execution Date.

     "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(a).

     "ESCROW AGREEMENT" means the escrow agreement, by and among the Company, KGL and the Purchasers, entered into on the date hereof, which is incorporated herein by reference.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXECUTION DATE" means the day the Purchase Agreement, the Stipulation and the other Transaction Documents are executed by the parties.

     "FILING DATE" means the day the Registration Statement is filed with the Commission, which date shall be as soon as practicable, but in no event more than 35 calendar days, after the Execution Date.

     "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(c) hereof.

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(c) hereof.

     "INSPECTORS" shall have the meaning set forth in Section 3(m) hereof.

     "LOSSES" shall have the meaning set forth in Section 5(a) hereof.

     "NEW YORK COURTS" shall have the meaning set forth in Section 7(g) hereof.

     "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "RECORDS" shall have the meaning set forth in Section 3(m) hereof.

     "REGISTRABLE SECURITIES" means the Underlying Shares; PROVIDED, HOWEVER, that in order to account for adjustments in the conversion and exercise ratios, Registrable Securities shall include a number of shares of Common Stock equal to no less than two (2) times the number of shares of Common Stock into which the Debentures are convertible in full.

     "REGISTRATION STATEMENT" means the registration statement, contemplated by
Section 2(a) hereof, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "RULE 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "UNDERLYING SHARES" shall mean the shares of Common Stock into which the Debentures are convertible in accordance with the Purchase Agreement and the Debentures.

     "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" means a registration in connection with which securities of the Company are sold to an underwriter for sale to the public pursuant to an effective registration statement.

     2. SHELF REGISTRATION.

          (a) As soon as practicable, but not more than 35 calendar days after the Execution Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the issuance or resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of Registrable Securities for issuance to or resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales and one or more Underwritten Offerings). Except as otherwise provided in the Schedules to the Disclosure Documents, the Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement except as provided for in Section 7(b) hereof and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event on or prior to the Effective Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is five years after the date of this Agreement or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "EFFECTIVENESS PERIOD"); PROVIDED, HOWEVER, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action to suspend the effectiveness of the Registration Statement under the Securities Act during the Effectiveness Period, unless the Company, after consultation with its counsel, determines that such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective. Should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the Holders upon conversion of the Debentures (because of the indeterminable number of shares of Common Stock issuable upon conversion thereof), the Company shall be required to file a separate registration statement (utilizing Rule 462 promulgated under the Securities Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to such separate registration statement as if it were an amendment to such Registration Statement.

          (b) If the Holders of a majority of the Registrable Securities so elect and inform the Company in writing a reasonable time prior to the Filing Date, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an Underwritten Offering. In such event, and if the managing underwriter or the representative of the several underwriters (the "Representative") advises the Company and such Holders in writing that, in the Representative's opinion, the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities which can be sold in such offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which, in the opinion of such Representative, can be sold, and such amount shall be allocated PRO RATA among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

          (c) If any of the Registrable Securities are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering, with the approval of the Company, which shall not be unreasonably withheld or delayed. No Holder may participate in any Underwritten Offering hereunder unless such Holder
(i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

          (d) If the Registration Statement is not filed by the Filing Date, the Company shall immediately upon such thirtieth day pay the Purchasers a Liquidity Payment (as defined below in this Section). If the Registration Statement is not declared effective by the Commission by the Effective Date, then the Company shall pay the Purchasers a Liquidity Payment, in the amount equal to four percent (4%) per annum of the total initial principal amount of the Debentures (a "LIQUIDITY PAYMENT"), on the last day of each 30-day period or part thereof following such ninetieth (90th) day until the Registration Statement shall have been declared effective by the Commission.

     3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall:

          (1) Prepare and file with the Commission within the time period set forth in SECTION 2 a Registration Statement on Form S-3 or another appropriate form permitting registration of Registrable Securities for issuance to the Holders and the resale thereof in accordance with the method or methods of distribution thereof as specified by the Holders, and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER that, subject only to the provision by the Holders to the Company in writing of information requested in writing by the

Company relating to the Holders' proposed method of distribution of Registrable Securities and such other information required by law, not less than ten (10) days prior to the filing of the Registration Statement or any related Prospectus or any amendment (pre or post effective) or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of the respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Holders shall have five (5) Business Days after receipt of the Registration Statement or any related Prospectus or any amendment or supplement thereto to comment on or object to the filing of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto without including any comments reasonably requested by the Holders and shall not file any such documents to which the Holders of a majority of the Registrable Securities, their counsel, or any managing underwriters, shall object; PROVIDED, HOWEVER, that the counting of days for determining whether the Company has complied with the Filing Date and Effective Date requirements for purposes of this Agreement shall not include any days during the period commencing with such objection and ending when the Person objecting subsequently consents to the filing of such documents. On the date of effectiveness of any Registration Statement, the Company shall furnish an opinion, dated as of such date, from counsel representing the Company addressed to the Holders of the Registrable Securities and in form, scope and substance as is customarily given in an underwritten public offering. The Company shall also use its best efforts to cause to be furnished on the date of effectiveness of any Registration Statement, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders of the Registrable Securities;

          (2) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the registration of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

          (3) Notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one
(1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time the Registration Statement becomes stale and is no longer effective; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (4) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

          (5) If requested by any Representative or the Holders of a majority of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 3(e) unless in the opinion of counsel for the Company such action is required by applicable law.

          (6) Furnish to each Holder, its counsel and any Representative, without charge, at least one complete copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

          (7) Promptly deliver to each Holder, its counsel, and any Representative, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus forming part of the effective Registration Statement) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby agrees to respond in writing to a written request from the Purchasers with respect to the effectiveness of such Prospectus.

          (8) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, any Representative and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder, Representative or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

          (9) Cooperate with the Holders and the Representative to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, except as required by applicable law, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Representative or Holders may request at least three (3) Business Days prior to any sale of Registrable Securities;

          (10) Upon the occurrence of any event contemplated by Section 3(c)(vi) hereof, as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (11) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed or quoted on the Nasdaq National Market, the Nasdaq SmallCap Market and any other securities exchange, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed or quoted to the extent required by the rules of such exchange, market or other quotation system.

          (12) If the Registrable Securities are included in a Registration Statement filed in connection with an Underwritten Offering, the Company shall,
(i) make such representations and warranties to such Holders as it agrees to make to the underwriters in such Underwritten Public Offerings, and confirm the same if and when requested; (ii) enter into an indemnification agreement which shall contain indemnification provisions and procedures no less favorable to the selling Holders, than those set forth in SECTION 5 and (iii) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their counsel and any Representative to evidence the continued validity of the representations and warranties made pursuant to clause 3(1)(i).

          (13) Make available for inspection by (i) Holders of the Registrable Securities, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Holders, and (iv) one firm of attorneys retained by all the Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(m). Each Holder of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or government body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

          (14) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first (1st) day of the first (1st) fiscal quarter of the Company after the effective date of the Registration Statement.

          (15) At such time as the Registration Statement has been declared effective by the Commission covering a resale of any Registrable Securities, the Company shall cause its legal counsel to deliver to its transfer agent an opinion, subject to the holders of any Registrable Securities making such representations and warranties to Company counsel as it may require, certifying that such Registrable Securities may be sold by the Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, such Registration Statement ceases to be effective, the Company shall immediately deliver written notice thereof to its transfer agent and the Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by its transfer agent (unless and until an additional or amended, as applicable, Registration Statement is so declared effective (with respect to the resale of such Registrable Securities)).

          (16) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement.

          (17) The Company shall take all such other actions as any Holder of Registrable Securities or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registration Securities.

     The Company may require each selling Holder and the underwriters to furnish to the Company such information regarding the distribution of such Registrable Securities and the Holder as is required by law to be disclosed in the Registration Statement and as may otherwise be reasonably requested by the Company, including, without limitation, information necessary for the Company to respond to the comments from the Commission and/or state securities authorities, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request, and such Holder shall be deemed to have violated this Registration Rights Agreement for purposes of Section 5.1 of the Purchase Agreement.

     If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the inclusion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

     Each Purchaser covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
SECTION 3(G) hereof and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by SECTION 3(C) hereof and (ii) each Purchaser and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

     Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a written notice from the Company of the occurrence of any event of the type described in SECTION 3(C)(II), 3(C)(III), 3(C)(IV), 3(C)(V) or 3(C)(VI) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of copies of the supplemented Prospectus and/or amended Registration Statement contemplated by SECTION 3(J) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

     4. REGISTRATION EXPENSES.

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings (A) required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Representative, if any, or Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Representative, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of all independent certified public accountants referred to in SECTION 3(A)(II), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed.

          (b) Notwithstanding anything contained to the contrary herein, the Holders shall be responsible for the cost of underwriting discounts and commissions if any, applicable to the Registrable Securities and the fees and expenses of counsel to any of the Holders.

     5. INDEMNIFICATION.

          (1) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer or sale of Registrable Securities), brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Company for use therein or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

          (2) INDEMNIFICATION BY HOLDERS. In connection with the Registration Statement, each Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading solely to the extent, and only to the extent, that (i) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus, or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus. In addition, the foregoing shall not inure to the benefit of any Holder if a copy of the Prospectus (as then amended or supplemented) was furnished by the Company to such Holder and was not sent or given by or on behalf of such Holder to such Holder's purchaser of Registrable Securities if required by law to have been so delivered.

          (3) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose, and counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party;

          (d) CONTRIBUTION. If a claim for indemnification under SECTION 5(A) or 5(B) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Indemnified Party and the Indemnifying Party, as the case may be, shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the Purchasers pursuant to the Purchase Agreement bear to gain, if any, realized by the selling Holder upon the resale thereof. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in SECTION 5(C), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 5(D) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 5(D), noHolder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6. RULE 144.

     The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

     7. MISCELLANEOUS.

          (a) REMEDIES. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled, after the Closing, to specific performance of its rights under this Agreement. The Company and each Holder agree that, after the Closing, monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) NO PIGGYBACK ON REGISTRATIONS. Except as provided in Section 4.22 of the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities and the Company shall not enter into any agreement providing any such right to any of its security holders.

          (c) AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of 51% or more of the shares of (i) Registrable Securities issued at such time plus (ii) Registrable Securities issuable upon exercise or conversion of any Debentures that have not been fully converted or exercised as of the date such consent is sought. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

          (d) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

          If to the Company: Accord Advanced Technologies, Inc.
                             5002 South Ash Avenue
                             Tempe, Arizona  85282
                             Attn:  Travis Wilson, President
                             Tel:  (480) 820-1400
                             Fax:  (480) 820-2319

             With copies to: Robson Ferber Frost Chan & Essner, LLP
                             535 Fifth Avenue
                             New York, New York 10036
                             Attn: Gregory Frost, Esq.
                             Tel:  (212) 944-2200
                             Fax:  (212) 944-7630

       If to the Purchasers: See Schedule 1 - Schedule of Purchasers
                             (attached to the Purchase Agreement)

             With copies to: Kaplan Gottbetter & Levenson, LLP
                             630 Third Avenue
                             New York, NY 10017-6705
                             Attn:  Adam S. Gottbetter, Esq.
                             Tel:  (212) 983-6900
                             Fax:  (212) 983-9210

     If to any other Person who is then the registered Holder: to the address of such Holder as it appears in the stock transfer books of the Company; or such other address as may be designated in writing hereafter, in the same manner, by such person.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (g) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles thereof relating to the conflict of laws. Each of the Company and each Holder hereby irrevocably submits to the jurisdiction of any New York state court sitting in the City and county of New York or any federal court sitting in the City and County of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. Each of the Company and each Holder irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum.

          (h) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (k) SHARES HELD BY THE COMPANY AND ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than a Purchaser or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    Company:

                                    ACCORD ADVANCED TECHNOLOGIES, INC.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    Purchasers:

                                    GEM MANAGEMENT, LTD.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    SUCCESSWAY HOLDINGS LTD.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT C

                              CONVERSION PROCEDURE

     1. At any time and from time to time during the term of this Agreement, any Holder may deliver to the Escrow Agent written notice (a "NOTICE OF CONVERSION") that it has elected to convert the Debentures registered in the names of such Holder in whole or in part in accordance with the terms of the Debenture, and the Notice of Conversion shall be in the form annexed as APPENDIX 1 to the Debenture. A fee of $350 shall accompany every Notice of Conversion delivered to the Escrow Agent;

     2. Holder shall send by fax the executed Notice of Conversion to the Escrow Agent by 4:00 p.m. New York Time on the Conversion Date. The Escrow Agent shall send the Notice of Conversion by facsimile to the Company by the end of the Business Day on the Conversion Date;

     3. The Company shall have two (2) Business Days from the transmission of the Notice of Conversion by the Escrow Agent to object only to the calculation of the number of Debenture Escrow Shares to be released. If the Company fails to object to the calculation of the number of Debenture Escrow Shares to be released within said time, then the Company shall be deemed to have waived any objections to said calculation and to have directed Escrow Agent to release same. The Company's only basis for any objection hereunder shall be to the calculation of the number of Debenture Escrow Shares to be released. In the event of such an objection, the parties shall have one (1) Business Day to agree on the number of Debenture Escrow Shares to be released pursuant to said Conversion. In the event that the parties cannot agree on the number of Debenture Escrow Shares to be released in said time, then the Company shall commence a legal action in the appropriate State or federal court in the State and County of New York, within five (5) Business Days of the transmittal of the Notice of Conversion by the Escrow Agent to the Company. If the Company does not commence such legal action within said five (5) Business Days, the Escrow Agent shall release the number of shares stated in the Notice of Conversion to the Holder and the Company's objection shall be deemed withdrawn and waived with prejudice. If the Escrow Agent does not receive said objection notice within the time period set forth above from the Company, the Escrow Agent shall release from escrow and deliver to the Holder certificates or instruments representing the number of Escrow Shares issuable to the Holder in accordance with such conversion on the second Business Day from the transmittal to the Company of the Notice of Conversion. In the event that the certificates evidencing the Debenture Escrow Shares held by the Escrow Agent are not in denominations appropriate for such delivery to the Holder, the Escrow Agent shall request the Company to cause its transfer agent and registrar to reissue certificates in smaller denominations. The Escrow Agent shall, however, immediately release to the requesting Holder certificates representing such lesser number of shares as the denominations in its possession will allow that is closest to but no more than the actual number to be released to such Holder. Upon receipt of the reissued shares in lesser denominations from the Company's transfer agent, the Escrow Agent shall release to such Holder the balance of the shares due to such Holder;

     4. Holder shall send the original Debenture and Notice of Conversion to the Escrow Agent via FedEx or other commercial overnight courier, along with a fee of $350, with instructions regarding names and amount of certificates for the issuance of the Underlying Shares, and instructions as to the re-issuance of the balance of the Debentures, if conversion is not in full. However, if the Escrow Agent is holding the Debenture, the Notice of Conversion may be faxed to the Escrow Agent and the fee may be transmitted via wire transfer. In the event that the Escrow Agent has custody of the Debenture, the Escrow Agent shall notify the Company and the Holder in writing of the balance of the Debentures remaining and the Company and the Holder shall acknowledge such notice in writing, in lieu of the issuance of new Debentures for the balance;

     5. Company will issue the new Debentures (if any) and will send such new Debentures by overnight courier within five (5) Business Days to the Escrow Agent. The Escrow Agent shall send the Common Shares to the Holder in accordance with Holder's instructions within two (2) Business Days of receipt of the Notice of Conversion and will send the new Debentures (if any) to the Holder upon receipt;

     6. The Escrow Agent agrees to notify the Company in writing by facsimile each time the Escrow Agent releases Escrow Shares to the Holder. Until any such release and notification are given to the Company, the Debenture Escrow Shares shall not be deemed to be validly issued and outstanding shares of capital stock of the Company. Such notification shall be given when the Escrow Agent delivers the Notice of Conversion to the Company; and

     7. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Debenture Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by a Holder and/or Escrow Agent, it will issue additional share certificates, in the names of all Holders and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.

                                    EXHIBIT D

                                ESCROW AGREEMENT

     ESCROW AGREEMENT (this "Agreement"), dated as of May ___, 2001, by and amongAccord Advanced Technologies, Inc., a Nevada corporation with its principal place of business at(the "Company"); Kaplan Gottbetter & Levenson, LLP with its principal place of business at 630 Third Avenue, New York, NY 10017 (the "Escrow Agent"); and Gem Management, Ltd., a corporation with offices at 11 Bath Street, St. Helier JE4 OYZ Jersey and Successway Holdings Ltd., a corporation with offices at 39/F. Shun Tak Centre West Tower, 200 Connaught Rd. Central Hong Kong, China (referred to herein individually, as the "Purchaser" and collectively, as the "Purchasers").

                                    RECITALS

     A. Simultaneously with the execution of this Agreement, the Purchasers and the Company entered into a Stipulation and a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), both dated as of the date hereof and incorporated herein by reference, and pursuant to which the Purchasers have agreed to purchase certain debentures of the Company (the "Debentures"), and the Company has granted the Escrow Agent a power of attorney (the "Power of Attorney").

     B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the Debentures.

     C. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     NOW, THEREFORE, IT IS AGREED:

     1. PROCEDURE FOR ESCROW. The procedures of the escrow shall be governed by the provisions of Article 2 of the Purchase Agreement and Exhibit C thereto.

     2. TERMS OF ESCROW. The terms of the escrow shall be governed by Article 4 of the Purchase Agreement and Articles 3 and 4 of the Debentures.

     3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

          (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;

          (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

          (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchasers and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchasers and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by the Purchasers and the Company and agreed to in writing by the Escrow Agent;

          (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by the Purchasers and the Company or by a final judgment of a court of competent jurisdiction;

          (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

          (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;

          (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Debentures, the Initial Escrow Shares or the Debenture Escrow Shares, as the case may be (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Purchasers and the Company. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to the Purchasers and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the State and County of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and the Purchasers shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below;

          (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchasers or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration; PROVIDED, HOWEVER, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the State of New York or of the United States located in the County and State of New York, deposit the Consideration with such court;

          (i) The parties acknowledge and agree that the Escrow Agent is counsel to the Purchasers. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;

          (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

     4. INDEMNIFICATION.

          (1) The Purchasers hereby indemnify and hold free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

          (2) The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchasers against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

          (3) The Purchasers and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Debentures and the Power of Attorney, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder

          (4) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

     5. MISCELLANEOUS.

          (1) All notices, including Notices of Conversion and Notices of Exercise, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

                   If to the Company: Accord Advanced Technologies, Inc.
                                      5002 South Ash Avenue
                                      Tempe, Arizona  85282
                                      Attn:  Travis Wilson, President
                                      Tel:  (480) 820-1400
                                      Fax:  (480) 820-2319

                      With copies to: Robson Ferber Frost Chan & Essner, LLP
                                      535 Fifth Avenue
                                      New York, New York 10036
                                      Attn: Gregory Frost, Esq.
                                      Tel:  (212) 944-2200
                                      Fax:  (212) 944-7630

                If to the Purchasers: At the fax numbers set forth in the
                                      Purchase Agreement.

              If to the Escrow Agent: Kaplan Gottbetter & Levenson, LLP
                                      630 Third Avenue, 5th Floor
                                      New York, New York 10017-6705
                                      Attn:  Adam S. Gottbetter, Esq.
                                      Tel:  (212) 983-6900
                                      Fax:  (212) 983-9210

          (2) This Agreement has been prepared, negotiated and delivered in the State of New York and shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

          (3) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          (4) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) delivery of the Initial Escrow Shares and the Satisfaction of Judgment to the Purchasers, (ii) conversion of the full amount of the Debentures, (iii) the last to occur of the Maturity Date of the Debentures, and
(iv) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any of the Consideration then held by it to the Company pursuant to the Purchase Agreement, the Stipulation and the other Transaction Documents.

                           [ SIGNATURE PAGE FOLLOWS ]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.


Escrow Agent:                           The Company:

Kaplan Gottbetter & Levenson, LLP       Accord Advanced Technologies, Inc.


By:                                     By:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:


                                        Purchasers:

                                        Gem Management, Ltd.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:


                                        Successway Holdings Ltd.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT E
FORM 26/33-DPOA/S-97

Power of Attorney; Statutory Short Form, Revised 1/1/97 * (with Affidavit of
                                                           Effectiveness (C)

              CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT
                - THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

                        DURABLE GENERAL POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
               THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
                    SHOULD YOU BECOME DISABLED OR INCOMPETENT

CAUTION: THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to
Article 5, Title 15 of the New York General Obligations Law:

Accord Advanced Technologies, Inc.    (INSERT YOUR NAME AND ADDRESS)

does hereby appoint: ___________________________________________________________

           (IF 1 PERSON IS TO BE APPOINTED AGENT, INSERT THE NAME AND
                          ADDRESS OF YOUR AGENT ABOVE)

Adam S. Gottbetter      residing at     630 Third Avenue, 5th Floor, New York,
                                        NY 10017-6705
Steven M. Kaplan        residing at     630 Third Avenue, 5th Floor, New York,
                                        NY 10017-6705
Paul R. Levenson        residing at     630 Third Avenue, 5th Floor, New York,
                                        NY 10017-6705

      (IF 2 OR MORE PERSONS ARE TO BE APPOINTED AGENTS BY YOU INSERT THEIR
                          NAMES AND ADDRESSES ABOVE.)

my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

                       [X] Each agent may SEPARATELY act.
                       [ ] All agents must act TOGETHER.

            (IF NEITHER BLANK SPACE IS INITIALED, THE AGENTS WILL BE
                            REQUIRED TO ACT TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: INITIAL IN THE BLANK SPACE TO THE LEFT OF YOUR CHOICE ANY ONE OR MORE OF THE FOLLOWING LETTERED SUBDIVISIONS AS TO WHICH YOU WANT TO GIVE YOUR AGENT AUTHORITY. IF THE BLANK SPACE TO THE LEFT OF ANY PARTICULAR LETTERED SUBDIVISION IS NOT INITIALED, NO AUTHORITY WILL BE GRANTED FOR MATTERS THAT ARE INCLUDED IN THAT SUBDIVISION. ALTERNATIVELY, THE LETTER CORRESPONDING TO EACH POWER YOU WISH TO GRANT MAY BE WRITTEN OR TYPED ON THE BLANK LINE IN SUBDIVISION "(Q)", AND YOU MAY THEN PUT YOUR INITIALS IN THE BLANK SPACE TO THE LEFT OF SUBDIVISION "(Q)" IN ORDER TO GRANT EACH OF THE POWERS SO INDICATED)

[ ] (A) real estate transactions;
[ ] (B) chattel and goods transactions;
[ ] (C) bond, share and commodity transactions;
[ ] (D) banking transactions;
[ ] (E) business operating transactions;
[ ] (F) insurance transactions;
[ ] (G) estate transactions;
[ ] (H) claims and litigation;
[ ] (I) personal relationships and affairs;
[ ] (J) benefits from military service;
[ ] (K) records, reports and statements;
[ ] (L) retirement benefit transactions;
[ ] (M) making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
[ ] (N) tax matters;
[ ] (O) all other matters;
[ ] (P) full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
[X] (Q) each of the matters identified by the following letters: C and E

(SPECIAL PROVISIONS AND LIMITATIONS MAY BE INCLUDED IN THE STATUTORY SHORT FORM DURABLE POWER OF ATTORNEY ONLY IF THEY CONFORM TO THE REQUIREMENTS OF SECTION 5-1503 OF THE NEW YORK GENERAL OBLIGATIONS LAW.)

--------------------------------------------------------------------------------
                                SEE ATTACHMENT A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SPECIAL ADDITIONAL PROVISIONS: The powers granted under (A) through (C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

THIS DURABLE POWER OF ATTORNEY SHALL NOT BE AFFECTED BY MY SUBSEQUENT DISABILITY OR INCOMPETENCE.

If every agent named above is unable or unwilling to serve, I appoint _____________________________ residing at _____________________________
(INSERT NAME AND ADDRESS OF SUCCESSOR)
to be my agent for all purposes hereunder.                               JUD 134

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

IN WITNESS WHEREOF I have hereunto signed my name this ____ day of ____, 20__

                        ACCORD ADVANCED TECHNOLOGIES, INC.

(YOU SIGN HERE:) -> By: ___________________________________ President
                              (SIGNATURE OF PRINCIPAL)

THE STATUTE REQUIRES THAT THIS INSTRUMENT BE ACKNOWLEDGED BY THE PRINCIPAL. NO EXPRESS PROVISION IS MADE FOR PROOF BY SUBSCRIBING WITNESS.

STATE OF __________ COUNTY OF __________ ) SS.:

On the ____ day of ____, 20__, before me personally came __________________ to be known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

STATE OF __________ COUNTY OF __________ ) SS.:

On the ____ day of ____, 20__, before me personally came __________________ to be known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

                          AFFIDAVIT OF EFFECTIVENESS(C)

STATE OF __________ COUNTY OF __________ ) SS.:

__________________ , RESIDING AT __________________ BEING DULY SWORN DOES DEPOSE
AND SAY THAT I AM THE ATTORNEY-IN-FACT UNDER THE ABOVE POWER OF ATTORNEY. THAT SAID POWER OF ATTORNEY IS A VALID AND SUBSISTING POWER WHICH HAS NOT BEEN REVOKED BY THE DEATH OF THE PRINCIPAL(S) OR OTHERWISE; THAT I HAVE NO ACTUAL KNOWLEDGE OF A REVOCATION OF THE FOREGOING POWER; AND, I WARRANT AND REPRESENT THAT I HAVE FULL AND UNQUALIFIED AUTHORITY TO EXECUTE THE __________________ [DEED, MORTGAGE, ETC.] KNOWING THAT __________________, WILL RELY UPON THE REPRESENTATIONS MADE HEREIN AS INDUCEMENT TO ACCEPT SUCH INSTRUMENT(S) AND THIS POWER OF ATTORNEY AS EVIDENCE OF MY AUTHORITY TO ACT.

_______________________________________________________________ ATTORNEY IN FACT

SWORN AND SUBSCRIBED TO BEFORE ME THIS ____ DAY OF ____, 20__

                          (NOTARY AFFIX STAMP AT RIGHT)

                        DURABLE GENERAL POWER OF ATTORNEY        DISTRICT
                                                                 SECTION
                          REVISED STATUTORY SHORT FORM           BLOCK
                                                                 LOT
TITLE NO. __________________________________________________     COUNTY OR TOWN

          __________________________________________________

[GRAPHIC] YOUR TITLE EXPERTS                      ______________________________

                                                  ______________________________


                                                  ______________________________





                                                  ______________________________
                                                   RECORDED AT THE REQUEST OF
                                                      RETURN BY MAIL TO:


________________________________________________________________________________
                       RESERVED FOR RECORDING OFFICE USE








________________________________________________________________________________

                            DURABLE POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
                              DATED MAY ___, 2001,
               BY ACCORD ADVANCED TECHNOLOGIES , INC. ("DESIGNOR")

                                  ATTACHMENT A

     The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Debenture Purchase Agreement by and among Accord Advanced Technologies, Inc. (the "Company"), and Gem Management, Ltd. and Successway Holdings Ltd.(collectively, the "Purchasers") dated May ___, 2001 (the "Purchase Agreement"), the Registration Rights Agreement by and among the Company and the Purchasers dated May ___, 2001 (the "Registration Rights Agreement"), the Escrow Agreement by and among the Company, Kaplan Gottbetter & Levenson, LLP, and the Purchasers dated May __, 2001 (the "Escrow Agreement"), and, to be issued upon the closing of, and in accordance with, the Purchase Agreement, the 2% Convertible Debentures in the principal amount of US$340,000 (the "Debentures"), and such power of attorney can only be acted upon to enforce the rights of the Purchasers and their successors and assigns under Section 4.14 of the Purchase Agreement, Section 4 of the Debentures, and to grant the appointed agents the power to issue opinions of counsel in substantially the same form as the opinions contained in Exhibit F to the Purchase Agreement, all including, but not limited to, the issuance and delivery of shares of Common Stock, removing stop transfer orders and restrictions, and replenishing the Escrow Account under the aforementioned documents.

     This power of attorney shall expire upon the full and complete satisfaction of all of the Company's obligations under the Stipulation, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Debentures.

     IN WITNESS WHEREOF I have hereunto signed my name this ______ day of May, 2001.

                                 Accord Advanced Technologies, Inc.


                                 By: ___________________________________


Signed and sworn to before me on
__________________, 2001


      Notary Public

                                    EXHIBIT F


May ___, 2001

To the Parties Listed As "Purchasers"
in the "Purchase Agreement"

     RE: ACCORD ADVANCED TECHNOLOGIES, INC.

Ladies and Gentlemen:

     We have acted as counsel to Accord Advanced Technologies, Inc., a Nevada corporation (the "Company"), in connection with the Convertible Debenture Purchase Agreement, dated as of May ___, 2001, among you and the Company (the "Purchase Agreement"), and the transactions contemplated thereby. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement. The Purchase Agreement, the Debentures, the Registration Rights Agreement, the Escrow Agreement and the Power of Attorney are hereinafter referred to collectively as the "Transaction Documents."

     In addition to the Transaction Documents, we have examined such other documents, records and legal matters as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, the Company's certificate of incorporation and by-laws, each as in effect on the date hereof (the "Certificate of Incorporation" and the "By-Laws, respectively). We have also relied on the certificates furnished by officers of the Company as of the date hereof. We have, without independent verification, relied upon and assumed the accuracy of such certificates as to factual matters and have not attempted to verify independently the statements contained therein; however, nothing has come to our attention that would cause us to question the accuracy of such statements.

     We have also relied, without independent verification, on the representations and warranties as to factual matters of the Company and the Purchasers contained in the Purchase Agreement and on certificates of governmental officials. In all such examinations, we have assumed: (i) the genuineness of signatures of all persons other than the signatures of persons signing on behalf of the Company; (ii) the authenticity of all documents submitted to us as originals; (iii) the validity of all applicable laws, statutes, ordinances, rules and regulations, and the proper indexing and accuracy of all records and documents which are public records; and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

     (1) Each of the Company and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. To our knowledge, the Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate have a material adverse effect.

     (2) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and to otherwise carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

     (3) The Company has duly authorized and reserved for issuance such number of shares of its common stock, par value $0.0001 per share (the "Common Stock"), as are issuable upon conversion of the Debentures (the "Underlying Shares"), assuming conversion of the Debentures in full on the date hereof, and to the extent that the number of the Underlying Shares may exceed the aggregate number of the Debenture Escrow Shares deposited in escrow pursuant to the Escrow Agreement (such excess shares, if any, the "Excess Shares"), all as required pursuant to the Debentures and the Purchase Agreement. The Debentures are validly issued, fully paid and non-assessable. The Initial Escrow Shares, and the Debenture Escrow Shares when delivered in exchange for the Initial Escrow Shares pursuant to the Purchase Agreement, are validly issued, fully paid and non-assessable. The Excess Shares, when issued pursuant to the terms of the Debentures and the Purchase Agreement will be validly issued, fully paid and non-assessable.

     (4) The Debentures have been duly authorized and, when paid for in accordance with the terms of the Purchase Agreement and the other Transaction Documents, shall have been validly issued, fully paid and non-assessable.

     (5) No shares of the Common Stock are entitled to preemptive or similar rights. To our knowledge, except as specifically disclosed in Schedule 3.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as otherwise provided in the Purchase Agreement.

     (6) To our knowledge, other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court of other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

     (7) The execution and delivery of the Transaction Documents by the Company and its performance of and compliance with the terms of the Transaction Documents, including, without limitation, the issuance of the Debentures, the Initial Escrow Shares and the Debenture Escrow Shares do not, and its issuance of Excess Shares, if any, will not, violate any provision of the Certificate of Incorporation or the By-Laws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, except as disclosed in Schedule 3.1(e) to the Purchase Agreement, the execution, delivery and performance of and compliance with the Transaction Documents, and the issuance of the Debentures, the Initial Escrow Shares and the Debenture Escrow Shares have not resulted, and will not result, nor will the issuance of any Excess Shares result, in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon the Company or any Subsidiary and known to us which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company and its Subsidiary. To the best of our knowledge, the business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority the result of which would have a material adverse effect on the business of the Company and its Subsidiaries.

     (8) To our knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), including Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (collectively, the "Disclosure Documents") on a timely basis, or has received a valid extension of such time of filing, except as otherwise described in the Purchase Agreement. To the best of our knowledge, as of their respective dates, the Disclosure Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     (9) Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement and of the Purchasers set forth in Section 3.2 of the Purchase Agreement, the offer, issuance and sale of the Debentures and the offer and issuance of the Initial Escrow Shares and the Debenture Escrow Shares pursuant to the Purchase Agreement are and the sale of the Initial Escrow Shares, the Debenture Escrow Shares and the offer, issuance and sale of the Excess Shares, if any, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 506 of Regulation D promulgated under
Section 4(2) of the Securities Act.

     These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

     The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

          (a) We have assumed that each of the Purchasers subscribing to the Transaction Documents has the legal right, capacity and power to enter into and perform all of its obligations under each of the Transaction Documents. Furthermore, we have assumed the due authorization by each of the Purchasers of all requisite action and the due execution and delivery of the Transaction Documents, and that the Transaction Documents are the valid and binding agreements of the Purchasers enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

          (b) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or equity.

          (c) We disclaim any opinion as to (i) the validity or enforceability under Federal securities laws of any indemnification and contribution provisions of the Registration Rights Agreement or any other documents, (ii) any provisions in any documents which purport to waive any procedural due process rights, and
(iii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

          (d) Enforcement of your rights and remedies may be limited by laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness), and in this regard we have assumed that you will exercise your rights and remedies under the Transaction Documents, to the extent required by such laws and judicial decisions, in good faith and in circumstances and a manner which are commercially reasonable.

          (e) Requirements set forth in any of the Transaction Documents to the effect that any provision thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by practice or course of conduct modifying such requirements has been or may be created.

          (f) We express no opinion as to the enforceability of any remedies provided for under any of the Transaction Documents to the extent such remedies would have the effect of compensating the party entitled to the benefit of such remedies in amounts in excess of the actual loss suffered by such party.

          (g) Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners and associates of ___________________________ who have had substantive involvement in the representation of the Company in connection with this transaction. We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

          (h) Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof an no opinion is to be implied or inferred beyond the matters expressly so stated.

          (i) Our examination of law relevant to the matters covered by this opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Nevada and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the States of New York or Nevada or federal law of the United States, we have assumed that the law of such other jurisdiction is identical to New York or Nevada law. We express no opinion as to the effect on the transactions described herein, in the Transaction Documents and in the other agreements and materials referred to herein of the laws of any jurisdiction other than the States of New York or Nevada and the federal law of the United States. As members of the bar of the State of Texas, we do not purport to be experts on the law of any other State of the United States or the jurisdiction of any foreign country.

          (j) In furnishing the opinion regarding the valid existence and good standing of the Company and its Subsidiaries and the qualification of the Company and its Subsidiaries to do business, we have relied solely upon the good standing certificates attached to this letter.

     This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                Sincerely yours,
                                [____________________]

                                By: /s/ Carl Ranno
                                    -----------------
                                    Carl Ranno